Exhibit 21

LIST OF SUBSIDIARIES OF AUTOLIV, INC. AS OF DECEMBER 31, 2025.

Brazil

Autoliv do Brasil Ltda.

Canada

Autoliv Canada, Inc.

VOA Canada, Inc.

China

Autoliv (Baoding) Vehicle Safety Systems Co., Ltd.

Autoliv (Changchun) Vehicle Safety Systems Co., Ltd.

Autoliv (China) Steering Wheel Co., Ltd.

Autoliv (China) Automotive Safety Systems Co., Ltd.

Autoliv (Guangzhou) Vehicle Safety Systems Co., Ltd.

Autoliv (Hefei) Vehicle Safety Systems Co., Ltd.

Autoliv (Jiangsu) Automotive Safety Components Co., Ltd.

Autoliv (Nanjing) Vehicle Safety Systems Co., Ltd.

Autoliv (Shanghai) Vehicle Safety Systems Co., Ltd.

Autoliv (Shanghai) Management Co., Ltd.

Autoliv (Shanghai) Vehicle Safety System Technical Center Co., Ltd.

Wuhan Autoliv Vehicle Technical Center Co., Ltd.

Autoliv Shenda (Tai Cang) Automotive Safety Systems Co., Ltd. (60%)

Autoliv Shenda (Nanjing) Automotive Components Co., Ltd. (60%)

Mei-An Autoliv Co., Ltd. (59%)

Estonia

AS Norma

France

Autoliv France SNC

Autoliv Isodelta SAS

Livbag SAS

N.C.S. Pyrotechnie et Technologies SAS

OEA Europe SARL

Autoliv Holding France SAS (former Franco Suédoise d'Investissement)

Germany

Autoliv Beteiligungsgesellschaft mbH

Autoliv BV & Co. KG

Hungary

Autoliv Kft.

India

Autoliv India Private Ltd.

Autoliv Inflators India Private Ltd

Indonesia

P.T. Autoliv Indonesia

Japan

Autoliv Japan Ltd.

Mexico

Autoliv Mexican Holdings S. de R.L. de C.V.

Autoliv Mexico East S.A. de C.V.

Autoliv Mexico S.A. de C.V.

Autoliv Safety Technology de Mexico S.A. de C.V.

Autoliv Steering Wheels Mexico S. de R.L. de C.V.

The Netherlands

Autoliv Autosicherheitstechnik B.V.

Philippines

Autoliv Cebu Safety Manufacturing, Inc.

Poland

Autoliv Poland Sp. z o.o.

Romania

Autoliv Romania S.R.L.

South Africa

Autoliv Southern Africa (Pty) Ltd

South Korea

Autoliv Corporation

Spain

Autoliv BKI S.A.U.

Autoliv KLE S.A.U.

Autosafety S.L.

Sweden

Autoliv AB

Autoliv Development AB

Autoliv East Europe AB

Autoliv Sverige AB

Switzerland

Autoliv Switzerland GmBH

Thailand

Autoliv Asia ROH, Ltd.

Autoliv Thailand Ltd.

Tunisia

Autoliv Tunisia SARL (former ASW3)

Turkey

Autoliv Cankor Otomotiv Emniyet Sistemleri Sanayi Ve Ticaret A.S.

United Kingdom

Airbags International Ltd

Autoliv U.K. Holding Ltd

USA

ACap Insurance Inc. (Utah)

Autoliv ASP, Inc. (Indiana)

Autoliv Holding, Inc. (Delaware)

Autoliv Safety Technology, Inc. (Delaware)

OEA, Inc. (Delaware)

All subsidiaries are wholly owned unless otherwise indicated. The names of certain subsidiaries, which considered in the aggregate would not constitute a "significant subsidiary" as such term is defined in the regulations under the federal securities laws, have been omitted from the foregoing list.